Exhibit 3.7

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GREENWAY INNOVATIVE ENERGY, INC**, did on July 6, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 6, 2012.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20120706-1920
You may verify this certificate online at **http://www.nvsos.gov/**

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20120473158-73
Filing Date and Time
07/06/2012 1:56 PM
Entity Number
E0359842012-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GREENWAY INNOVATIVE ENERGY, INC

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NEVADA CORPORATE HEADQUARTERS, INC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* ______ Par value per share: $ ______ Number of shares *without par value:* 75000

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DIANNA R. TEMPLE
Name
P.O. BOX 27740 | LAS VEGAS | NV | 89126
Street Address | City | State | Zip Code

2) ______
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

DIANNA R. TEMPLE
Name
X DIANNA R. TEMPLE
Incorporator Signature
P.O. BOX 27740 | LAS VEGAS | NV | 89126
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NEVADA CORPORATE HEADQUARTERS, INC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

7/6/2012
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

ARTICLES OF INCORPORATION

OF

GREENWAY INNOVATIVE ENERGY INC a NV Corporation

l, the undersigned, being the original incorporator herein named, for the purpose of forming a Corporation under the General Corporation Laws of the State of NV, to do business both within and without the State of NV, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

NAME. The name of the corporation is:

GREENWAY INNOVATIVE ENERGY, INC

ll. REGISTERED AGENT. The street address of the corporation's registered agent and the principal or statutory address of this corporation in the State of Nevada shall be:

NEVADA CORPORATE HEADQUARTERS, INC.

101 Convention Center Dr., Ste 700

Las Vegas, NV 89109

This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada as well as within the State of Nevada.

SHARES OF STOCK

Section 3.01 Number and Class. The Corporation shall authorize the issuance of a single class of Capital Stock in the amount of seventy five thousand (75,000) shares of Common Stock, at no par value.

Notwithstanding the foregoing, these Articles hereby vest the Board of Directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of Stock. In addition the Board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Stock created. All classes of Stock may be issued from time to time without action by the Stockholders.

Section 3.02. No Preemptive Rights. Unless othetwise determined by the Board of Directors, holders of the Stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto.

Section 3.03. Non-Assessabilitv of Shares. The Shares of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

IV. DIRECTORS

Section 4.01. Governinq Board. The members of the Governing Board of the Corporation shall be styled as Directors.

Section 4.02. Initial Board of Directors. The initial Board of Directors shall consist of not less than one (1) and not more than seven (7) members. The name and address of an initial member of the Board of Directors is as follows:

NAME	ADDRESS
Dianna R. Temple	P.O. Box 27740 Las Vegas, Nevada 89126

This individual shall serve as Director until the first annual meeting of the Stockholders or until his successor(s) shall have been elected and qualified.

Section 4.03. Chanqe in Number of Directors. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

V.	BUSINESS PURPOSE. The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may O be organized under the Law and not limited by the Statutes of Nevada, or any other state in which it conducts its business.

VI.	INCORPORATOR. The name and address of the incorporator is Nevada Corporate Headquarters, Inc., P.O. Box 27740, Las Vegas, Nevada 89126.

Vil. PERIOD OF DURATION. The Corporation is to have a perpetual existence.

VI ll. PECUNIARY INTEREST. Any corporate officer, director, or shareholder of this corporation shall not, in the absence of fraud, be prohibited from dealing with this corporation either as vendor, purchaser or otherwise. A pecuniary interest in any transaction by any such director, shareholder or officer shall not disqualify him in any way from acting in his corporate capacity. No director nor officer, nor any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested, in any manner, shall be disqualified from dealing with the corporation as a result of the association. No director nor officer, nor any firm, association, or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its shareholders for any profit realized by him from or though any such transaction or contract, it being the express purpose and intent of the Article to permit this corporation to buy from, sell to, or otherwise deal with the partnerships, firms, or corporations of directors and officers of the corporation, or any one or more of them who may have pecuniary interest, and the contracts of this corporation, in the absence of fraud, shall not be void or voidable or affecting in any manner by reason of such positiom•z ufthermore, directors of this corporation may be counted for a quorum of the Board of Directors of this corporation at a meeting even through they may be pecuniarily interested in matters considered at a meeting; any action taken at such a meeting with reference to such matters by a majority of the disinterested directors shall not be void or voidable by this corporation in the absence of fraud.

IX. INDEMNITY. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of NV from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of NV, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

X.	AMENDMENTS. Subject at all times to the express provisions of Section 3.03 which cannot be amended, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

POWERS OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

(1)                Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter or repeal the Bylaws of the 'Corporation,

(2)                To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation;

(3)                To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, Corporations and business entities;

(4)                To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

(5)                By resolution, to designate one or more committees, each committee to consist of at least one Director of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

(6)                To authorize the Corporation by its Officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the Stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

IN WITNESS WHEREOF, I have hereunto set my hand on this July 6, 2012, hereby declaring and certifying that the facts stated hereinabove are true.